DANA AMENDMENT TO AMENDED AND RESTATED LIMITED PARTNERSHIP
                   AGREEMENT OF INDIANTOWN COGENERATION, L.P.


This AMENDMENT TO AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT (this "Amendment"), is made and entered into effective as of August 10, 1998, by and among PALM POWER CORPORATION, a Delaware corporation ("Palm"), TOYAN ENTERPRISES, a California corporation ("Toyan"), TIFD III-Y INC., a Delaware corporation ("TIFD," and collectively with Palm and Toyan, the "Existing Partners") and INDIANTOWN PROJECT INVESTMENT PARTNERSHIP, L.P., a Delaware limited partnership (the "New Partner", and together with the Existing Partners, the "Partners").
WHEREAS,  the  Existing  Partners are parties to that certain
Amended and Restated Limited Partnership Agreement dated as of September 30, 1992 (the "Partnership Agreement"); and
WHEREAS,  the  Existing  Partners are
partners in a Delaware limited partnership known as INDIANTOWN COGENERATION, L.P. (the "Partnership") formed under the Partnership Agreement for the purposes described therein; and
WHEREAS, Bechtel Generating Company, Inc. ("BGCI") owns all of the capital stock of Palm; and WHEREAS, pursuant to that certain Purchase Agreement dated as of March 6, 1998 (the "Purchase Agreement"), by and between BGCI and Cogentrix Energy, Inc. ("Cogentrix"), BGCI has agreed to sell, and Cogentrix has agreed to purchase and accept through an indirect wholly owned subsidiary that has not yet been formed, all of the capital stock of Palm subject to the terms and conditions set forth in the Purchase Agreement (such sale, the "Proposed Cogentrix Sale"); and WHEREAS, in connection with the
Proposed Cogentrix Sale, Palm, Toyan and TIFD contemporaneously herewith are entering into that certain Cogentrix Amendment to Amended and Restated Limited Partnership Agreement of Indiantown Cogeneration, L.P., dated as of even date herewith (the "Cogentrix Amendment"), certain amendatory paragraphs of which are effective only as of the time the Proposed Cogentrix Sale shall have closed; and WHEREAS, Toyan intends to create a new Delaware corporation as a wholly-owned subsidiary of Toyan (the "New Subsidiary") and to transfer (as an equity contribution) a ten percent (10%) Interest in the Partnership (the "New
Subsidiary Interest") to the New Subsidiary (the "Toyan to New Subsidiary Transfer"); and
WHEREAS, Toyan intends to, and intends to cause New Subsidiary to, form New Partner in which Toyan would hold an approximately forty-nine and eight hundred seventy-five thousandths percent (49.875 %) general partner interest and the New Subsidiary would hold an approximately fifty and one hundred twenty-five thousandths percent (50.125%) limited partner interest; and WHEREAS, Toyan then intends to transfer a nine and ninety-five hundredths percent (9.95%) Interest in the Partnership and its BOC Partner Rights to the New Partner (the "Toyan to New Partner Transfer"); and WHEREAS, Toyan then intends to cause the New Subsidiary to transfer the New Subsidiary Interest to the New Partner (the "New Subsidiary to New Partner Transfer"); and

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WHEREAS,  Toyan then intends to cause the New Subsidiary to sell its interest in the New Partner to DCC Project Finance Twelve, Inc. ("DCC XII"), a wholly-owned subsidiary of Dana Commercial Credit Corporation (the "New Subsidiary to DCC XII Transfer," and collectively with the Toyan to New Partner Transfer, the Toyan to New Subsidiary Transfer and the New Subsidiary to New Partner Transfer, the "Proposed Transfers"); and WHEREAS, the Partners desire to amend the Partnership Agreement in certain respects and take other actions in connection with the Proposed Transfers as of the time when the Proposed Transfers shall have closed, and without regard to whether any portion of the Cogentrix Amendment is then effective or ever will become effective (it being the Partners' intention that if any portion of the Cogentrix Amendment and the amendments set forth in this Amendment both become effective, then such portions of the Cogentrix Amendment and the amendments set forth in this Amendment all shall be and remain effective concurrently) (such date, the "Effective Date"); NOW THEREFORE in consideration of the premises and of the mutual covenants and agreements herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Partners intending to be legally bound, hereby agree as follows:

Admission as Partner. As of the Effective Date, the New Partner shall be admitted as a general partner in the Partnership and the New Partner shall succeed to thirty-nine and nine-tenths percent (39.9%) of the capital account balance, and to thirty-nine and nine-tenths percent (39.9%) of the Sharing Percentage, of Toyan as of the time when the Proposed Transfers shall have occurred.

Designation of Board of Control Authority. As of the Effective Date, in accordance with Section 7.1(c) of the Partnership Agreement, Toyan hereby designates that New Partner shall succeed to all of Toyan's BOC Partner Rights at the time when the Proposed Transfers shall have occurred and the New Partner's initial members of the Board of Control under Section 6.1(b) of the Partnership Agreement shall be P. Chrisman Iribe and M. Richard Smith.

Affiliate Status. As of the Effective Date, the New Partner shall be deemed to be an affiliate of Toyan, including for the purposes of Section 6.9(c) of the Partnership Agreement.

Amendments to the Partnership Agreement. As of the Effective Date, the Partnership Agreement shall be amended as follows:

     a. The definition of BOC Partner set forth in Section 1.7 of the Partnership Agreement shall be amended and restated in its entirety as follows:

               ""BOC Partner" means (i) each of Palm, TIFD and Indiantown Project Investment Partnership, in each case for so long as such Partner retains its BOC Partner Rights, (ii) any successor to the Interest of Palm, TIFD or Indiantown Project Investment Partnership to whom BOC Partner Rights are transferred pursuant to Section 7.1(c), or (iii) any other General Partner to whom BOC Partner Rights are granted by the Board of Control."

     b. The definition of General Partners set forth in Section 1.7 of the Partnership Agreement shall be amended and restated in its entirety as follows:

               ""General Partners" means Palm and Indiantown Project Investment Partnership and/or any Person who, at the time of the reference thereto, has been admitted to the Partnership as a successor to the duties or interest of either such Person, or as a replacement or additional general partner as provided herein, and any other Person admitted to the Partnership as a general partner in any such Person's capacity as a general partner, in any case, so long as such Person has not ceased to be a general partner hereunder."

     c. The definition of Limited Partners set forth in Section 1.7 of the Partnership Agreement shall be amended and restated in its entirety as follows:

               ""Limited Partners" means TIFD, Toyan and/or any Person who, at the time of reference thereto, has been admitted to the Partnership as a limited partner in accordance with the terms of this Agreement, in such person's capacity as a limited partner for so long as such Person has not ceased to be a Limited Partner hereunder."

     d. Section 1.7 of the Partnership Agreement is hereby amended to include the following term:

               ""Indiantown  Project  Investment  Partnership"  means Indiantown
               Project   Investment   Partnership,   L.P.,  a  Delaware  limited
               partnership."

     e. Section 11.4 of the Partnership Agreement shall be amended to include the notice address of New Partner as follows:

                    Indiantown   Project   Investment   Partnership
                    c/o   U.S. Generating  Company
                    7500 Old  Georgetown  Road,  13th Floor
                    Bethesda, MD 20814
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     Governing  Law.  This  Amendment  shall be  governed  by and  construed  in accordance with the laws of the state of Delaware, without regard to any other applicable conflict of law provisions.

     Amendments. This Amendment may not be amended, altered, modified or revoked without the prior written consent of both parties.

     Headings. All headings in this Amendment are included only for convenience and ease of reference and shall not be considered in the construction and interpretation of any provision hereof.

     Further Obligations. Each of the parties hereto agrees to execute all other agreements, instruments and documents and to perform all further acts which may be necessary to consummate the transactions contemplated herein.

     Binding Nature and Benefit. This Amendment shall be binding upon and inure to the benefit of each party hereto and their respective successors and assignors.

     Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original for all purposes, but all of which together shall constitute one and the same instrument.

     Defined Terms. Capitalized terms used herein without definition shall have the meanings specified in the Partnership Agreement.

     Effectiveness. Subject to paragraphs 1, 2, 3, and 4 with respect to the date on which certain amendatory provisions set forth herein became effective, the Amendment shall be effective as among the Existing Partners as of the date first above written and shall be effective as among the Existing Partners and the New Partner as of the date this Amendment is executed by the New Partner.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered.

                                             TOYAN ENTERPRISES, a California
                                             corporation



Dated:  ___________________                   By:  ____________________________
                                              Name: ___________________________
                                              Title: __________________________


                                              TIFD III-Y INC., a Delaware
                                              corporation




Dated:  ___________________                   By:______________________________

                                              Name: ___________________________
                                              Title: __________________________


                                              PALM POWER CORPORATION, a Delaware
                                              corporation



Dated:  ___________________                   By:______________________________
                                              Name: ___________________________
                                              Title: __________________________


                                              INDIANTOWN PROJECT INVESTMENT
                                              PARTNERSHIP, L.P., a Delaware
                                              limited partnership

Dated:  ___________________                   By:  Toyan Enterprises, a
                                                   California corporation,
                                                   its general partner


                                              By:  ____________________________
                                              Name: ___________________________
                                              Title: __________________________